SETTLEMENT AND MUTUAL RELEASE AGREEMENT

THIS SETTLEMENT AND MUTUAL RELEASE AGREEMENT (the "Agreement") is made as of this day, November 15, 2004 (the "Effective Date), between WILLIAM NOONAN, an individual ("Noonan"), VINCENT MICHAEL KEYES III, an individual ("Keyes"), THOMAS KETCHUM and JENNIE J. KETCHUM, a married couple (collectively, "Ketchum"), CRM SALESWARE, INC., a California corporation ("CRM"), NBD MARKETING, INC., a California corporation ("NBD"), PROSPECT WORKS, INC., a California corporation ("ProspectWorks"), and SALESWARE, INC. a Nevada corporation ("Salesware") on the one hand (collectively, the "Plaintiffs"), and SALESTACTIX, INC., a Delaware corporation formerly known as Age Research, Inc. ("AGER"), GEORGE LEFEVRE, an individual ("Lefevre"), SCOTT ABSHER, an individual ("Absher"), XSELLSYS, Inc., a California corporation ("xSellsys"), and NEOTACTIX, Inc., a California corporation ("Neotactix") on the other hand (collectively, the "Defendants"). The Defendants and Plaintiffs are sometimes collectively referred to herein as the "Parties."

WHEREAS, on October 6, 2004, Plaintiffs filed a lawsuit against Defendants in Orange County Superior Court, Case No. 04CC00669 (the "Dispute"). The Parties wish to resolve this Dispute and to rescind and unwind the acquisitions by AGER and its subsidiaries of CRM, NBD, ProspectWorks and Salesware. By entering into this Agreement, neither Party admits any liability to the other.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the mutual promises, covenants and conditions herein contained, the Parties agree as follows:

        1. Rescission; Obligations of the Parties: The Parties hereby rescind the following agreements (the "Rescinded Agreements") and transactions, and agree (i) that such rescission be effective ab initio; (ii) that the Parties be placed in as close a position as possible as they would have been had the following agreements not been entered into; (iii) that the Parties shall have no further obligations or liabilities under the Rescinded Agreements; (iv) that for tax purposes, the Parties agree to treat the following transactions as rescinded ab initio and shall not to take any position inconsistent to such rescission for the purposes of any state, federal or local tax returns or taxes; (v) that any shares of AGER or xSellsys issued as consideration under the Rescinded Agreements shall be voided; and (vi) that the Defendants will immediately execute any and all stock powers and/or other documents that Plaintiffs deem necessary or advisable to effect the rescission of the Rescinded Agreements and the return of the shares and/or assets of CRM, Salesware, NBD and ProspectWorks to their original owners:

        A. The Asset Purchase Agreement (the "Asset Purchase Agreement") among xSellsys, CRM, Noonan, Bethe Strickland ("Strickland") and Victor Zammit ("Zammit"), dated June 21, 2004, a true and accurate copy of which is attached hereto as Exhibit A. All assets that were transferred pursuant to the Asset Purchase Agreement shall be returned to CRM. Simultaneously with the execution of this Agreement, xSellys, CRM, Noonan, Strickland and Zammit shall execute a rescission agreement in the form attached hereto as Exhibit B.

        B. The Stock Purchase Agreement among AGER, NBD, Ketchum, Mark Council ("Council"), and Greg Haines ("Haines"), dated June 21, 2004, a true and accurate copy of which is attached hereto as Exhibit C. Simultaneously with the execution of this Agreement, AGER, NBD, Ketchum, Council and Haines shall execute a rescission agreement in form attached hereto as Exhibit D.

        C. The Stock Purchase Agreement among AGER, Salesware, Noonan, Michael Isco ("Isco") and Keyes, dated June 21, 2004, a true and accurate copy of which is attached hereto as Exhibit E. Simultaneously with the execution of this Agreement, AGER, Salesware, Noonan, Isco and Keyes shall execute a rescission agreement in form attached hereto as Exhibit F. As a condition to this Agreement, Isco shall forfeit and cancel his shares of AGER and Salesware and shall, simultaneously with the execution of this Agreement, execute a Stock Cancellations in the forms attached hereto as Exhibit G to effect such cancellation.

        D. The Stock Purchase Agreement among NBD, PropsectWorks, Ketchum, Council and Haines, dated June 20, 2004, a true and accurate copy of which is attached hereto as Exhibit H. Simultaneously with the execution of this Agreement, NBD, PropsectWorks, Ketchum, Council and Haines shall execute a rescission agreement in form attached hereto as Exhibit I.

        E. The Stock Purchase Agreement among AGER, xSellsys and CRM, dated June 22, 2004, a true and accurate copy of which is attached hereto as Exhibit J. Simultaneously with the execution of this Agreement, AGER, xSellsys and CRM shall execute a rescission agreement in form attached hereto as Exhibit K.

        2. Asset Transfers. AGER and xSellsys hereby transfer and assign all proprietary rights in the following assets to the Parties identified below:

        A. All assets purchased by xSellsys from CRM pursuant to the Asset Purchase Agreement and all intellectual property developed, produced and/or acquired by AGER and/or its subsidiaries since June 20, 2004, including but not limited to, software, source code, customer information, work-in-progress and/or in development, and software program updates and/or improvements are hereby transferred forthwith to CRM. Defendants shall not maintain, transfer nor convey, nor copy or otherwise reproduce any copies of any of the intellectual property developed, produced and/or acquired;

        B. AGER's SalesTactix websites and the URL addresses "salestactix.net" and "salestactix.com" and the content, and images associated with the websites are hereby transferred forthwith to Noonan. Defendants shall provide Plaintiffs with the content and images for the websites within five (5) business days of the execution of this Agreement. Plaintiffs shall pay the costs and fees associated with such transfer, not to exceed $1,000.00. The website shall be an operating website and Plaintiffs shall be given the source code or otherwise be given the ability to make changes and modifications. For the first 90 days following the effective date of this Agreement, Plaintiffs shall provide notice, on the "about us" page, that "SalesTactix is not affiliated with AGER, formerly known as SalesTactix with the ticker symbol STCX." For the second 90 days following the effective date of this Agreement, Plaintiffs shall provide notice, on the "about us" page, that "SalesTactix is not affiliated with AGER" or such other name as AGER may provide;

        C. All e-mail hosting used by AGER and its subsidiaries are hereby transferred to Noonan; and

        D. All sales brochures and other marketing and sales materials of AGER and its subsidiary companies that relate to any assets being transferred hereunder are forthwith transferred and conveyed to CRM.

        3. Delivery of Books and Records. Within five days of the execution of this Agreement and if not previously provided, AGER and Defendants shall provide Plaintiffs with all books, records, and/or other documents in their possession pertaining to CRM, Salesware, NBD and ProspectWorks, including, but not limited to, all corporate records and work papers related to any and all audits conducted with respect to any and all Plaintiffs. Defendants shall not retain any documents pertaining to any of the listed companies or any copies of such documents. Defendants agree to allow Plaintiffs access to AGER's auditors and work papers, and Defendants agree to authorize Plaintiffs access to such records. Plaintiffs shall pay all costs charged by the auditors associated with the production of the auditors' work papers and any other documents in the auditors' possession to Plaintiffs. If Plaintiffs elect to have the auditors express any opinions, then Plaintiffs shall bear all costs associated with such opinions.

        4. Trademarks. Defendants hereby transfer the "SalesTactix," "xSellsys," "xSellsys.com," "xSellsys CRM," "SAMsys," "My Status Card," "Salesware" and "ProspectWorks" trademarks, service marks and trade names, all related or derivative trademarks, service marks and trade names and all rights to the "SalesTactix," "xSellsys," "xSellsys.com," "xSellsys CRM," "SAMsys," "My Status Card," "Salesware" and "ProspectWorks" names and related names to CRM (hereafter "Plaintiffs' names"). Prior to the effective date hereof, AGER shall have obtained the written consent of a majority of its stockholders authorizing the amendment of AGER's corporate name to a name other than and dissimilar to "SalesTactix," "xSellsys," "xSellsys.com," "xSellsys CRM," "SAMsys," "My Status Card," "Salesware," "ProspectWorks." AGER shall immediately, and in no event more than 60 days following the effective date of this Agreement, prepare and deliver an information statement to AGER's stockholders informing them of the action taken by AGER by less than unanimous written consent to effect the name change. AGER shall take all steps necessary to change its corporate name in all jurisdictions in which it is qualified to do business and to transfer any registered trademarks being transferred hereunder. AGER shall immediately cease operating under the name "SalesTactix," "xSellsys," "xSellsys.com," "xSellsys CRM," "SAMsys," "My Status Card," "Salesware" and "ProspectWorks" or under a name similar (with the exception of "Entremetrix," "Enstructure," "Enstruxis," "Enstruxtion," "Strativance," "Strativantage," "Strativantion," "Strativenture," "Strativtactix," "Struxis," "Struxium," and "Neotactix," or any similar name (hereafter "Defendants' names")) to "SalesTactix," "xSellsys," "xSellsys.com," "xSellsys CRM," "SAMsys," "My Status Card," "Salesware" and "ProspectWorks." Within five business days after the effective date of this Agreement, AGER shall file a fictitious business name statement to conduct business under a name other than and dissimilar to "SalesTactix," "xSellsys," "xSellsys.com," "xSellsys CRM," "SAMsys," "My Status Card," "Salesware" and "ProspectWorks" pending the change of its corporate name and shall operate under such fictitious business name for all purposes after the effective date of this Agreement. The name change shall be accomplished within no less than ninety days from the date of the Agreement. Defendants shall immediately amend its California Certificate of Authority to allow Plaintiffs to use the corporate name "SalesTactix" and all other above described names or similar names. Defendants agree not to challenge any filing by Plaintiffs or any related entities with the U.S. Patent and Trademark office concerning the trademarks, service marks or trade names listed as Plaintiffs' names or other intellectual property being transferred hereunder. Plaintiffs agree not to challenge any filing by Defendants or any related entities with the U.S. Patent and Trademark officer concerning the trademarks, service marks or trade names listed as Defendants' names.

        5. INTENTIONALLY LEFT BLANK

        6. Telephone Numbers. For a period of 6 months from the execution of this Agreement, Defendants shall advise callers of Plaintiffs' new telephone number.

        7. Further Assistance. The Parties shall execute and enter into such further documents as may be reasonably requested by any of the Parties to give effect to this Agreement and the asset transfers contemplated hereunder. Defendants shall return and transfer to Plaintiffs all stock certificates for the stock that was transferred pursuant to the Rescinded Agreements. Defendants shall cooperate in returning full control of all of Plaintiffs' bank accounts to Plaintiffs and shall relinquish any and all authority that they may now have or at any time had with respect to Plaintiffs' bank accounts.

        8. Transfer Agent Instructions. Defendants shall provide the transfer agent for AGER a letter indicating and confirming that the shares of AGER, which may have been previously issued to the persons identified on Exhibit L attached hereto are hereby cancelled as provided for in this Agreement.

        9. SEC Filings. Defendants agree to provide the 8-K Form to be filed with the SEC that announces the complete execution of this Agreement to Plaintiffs and Plaintiffs shall have no more than 48 hours prior to filing to review and comment on the filing. However, the Plaintiffs acknowledge and agree that Defendants have the sole right and duty to make such a report, Defendants acknowledge and agree that Defendants will comply with all relevant securities laws when filing the 8-K Form.

        10. Stipulation. The Temporary Restraining Order currently in force in this matter shall be forthwith dissolved by the Parties pursuant to the stipulation attached hereto as Exhibit M. The bond obtained by Plaintiffs with respect to the Temporary Order will be exonerated upon full execution of this Agreement and Exhibit M.

        11. Representations and Warranties. Defendants represent and warrant that:

        A. AGER has not transferred any of its intellectual property to any person or entity since June 20, 2004;

        B. No money or other funds have been removed from any of the accounts of NBD, ProspectWorks, Salesware, or CRM since September 24, 2004;

        C. The only individuals (other than plaintiffs and/or their agents) who have accessed the software program, customer information, and/or other information maintained by RACKSPACE since June 20, 2004 to the best knowledge of the Defendants are Absher, Lefevre, Hudson and Homs; and

        D. Defendants will not access, copy, transfer, disseminate, convey or otherwise transfer the software, data, programs, customer information, or other proprietary or confidential information of Defendants, AGER, any of its subsidiaries, or any of Plaintiffs.

        12. Fees. Defendants shall pay all attorney fees, accounting fees, auditing fees, and other fees previously incurred by AGER and/or xSellsys. Plaintiffs shall not be responsible for any such fees, and Defendants agree to defend and indemnify Plaintiffs against all actions and efforts to collect such fees.

        13. Assignments. Any and all agreements entered into pursuant to this Agreement may be assigned by either Party or any of them, without first obtaining the approval of the other Party. No such assignment shall relieve the assigning party of any obligations of such assigning party set forth in this Agreement.

        14. Defendants' Indemnification. Defendants, and each of them, agree to defend and indemnify Plaintiffs, and each of them, from all costs, claims, attorney fees and damages arising from or related to any and all actions, claims, demands, damages relating to the shareholders of Defendants, or any of them, including Mike Isco (regardless of whether Isco is a shareholder), including but not limited to any shareholder or derivative actions by any of the shareholders of Defendants, or any of them, including Mike Isco or any successor(s) thereto. Defendants further agree to defend and indemnify Plaintiffs from any claims arising from any and all actions, claims, demands, damages related to and/or concerning any transfer or dissemination by Defendants, intentionally or accidentally, of AGER's or any of the Plaintiffs' customer information, customer data or intellectual property obtained prior to the date of this Agreement.

        The Parties acknowledge that a dispute existed with respect to the composition of the Board of Directors of AGER commencing in September 2004. Defendants acknowledge and confirm that none of the Plaintiffs were ever members of the Board of Directors or executive officers of AGER and none of the Plaintiffs ever took action as members of the Board or executive officers. Defendants agree to defend and indemnify Plaintiffs against any action and/or claim related to and/or concerning the Board of Directors of AGER and/or any acts, alleged acts, and/or failure to act taken by the Board of Directors of AGER.

        15. Plaintiffs' Indemnification. Plaintiffs, and each of them, agree to defend and indemnify Defendants, and each of them, from all costs, claims, attorney fees and damages arising from or related to any and all actions, claims, demands, damages relating to the shareholders of Plaintiffs, or any of them, excluding Mike Isco, including but not limited to any shareholder or derivative actions by any of the shareholders of Plaintiffs, or any of them, excluding Mike Isco or any successor(s) thereto. Plaintiffs further agree to defend and indemnify Defendants from any claims arising from any and all actions, claims, demands, damages related to and/or concerning any transfer or dissemination by Plaintiffs, intentionally or accidentally, of AGER'S or Plaintiffs' customer information, customer data or intellectual property.

        16. Non-solicitation of Customers. For a period of three (3) years from the date of the execution of this Agreements, Defendants will not contact or solicit any past or current clients of Salesware, CRM, NBD, xSellsys or PropsectWorks or the prospective clients listed on Exhibit O. Plaintiffs' customer lists are confidential and proprietary, and it is agreed that the names and identities of Plaintiffs' customers and prospective customers, including those listed on Exhibit O, shall not be disclosed to anyone and will remain confidential. Defendants shall not disclose Plaintiffs' past, current, or prospective customers, including those listed on Exhibit O, to anyone unless otherwise required by law or Court order. If required by law or Court order to disclose the information, Defendants shall take all lawful steps to limit the disclosure of the information and shall immediately, but in no event less than 24 hours before disclosure, notify Plaintiffs of the nature of the disclosure and all persons to whom disclosure is to made.

        17. Proprietary Information/Employees. Homs, Hudson, Absher and Lefevre and any and all other Defendants, are prohibited from disclosing information pertaining to and/or concerning AGER's and/or any of the Plaintiffs' software programs, source codes, client data, and/or any other proprietary, confidential, and/or trade secret protected information, including but not limited to the "xSellsys," "My Status Card," and "SAMsys" software programs and/or the "ProspectWorks" software program. Concurrent with and as a condition to this Agreement, Homs, Hudson, Absher and Lefevre shall execute simultaneously herewith proprietary rights and assignment of invention agreements in the form attached hereto as Exhibit P. Hudson shall affirm in writing simultaneously herewith the non-disclosure agreement previously entered into by her, a copy of which is attached hereto as Exhibit Q. Absher and Lefevre shall remain employees of AGER and AGER shall be solely responsible for the payment of all wages and benefits due to such persons. Plaintiffs are not responsible for the payment of any compensation to Homs or Hudson, and Plaintiffs are unaware that any such compensation would be due to Homs or Hudson at this time.

        18. Irreparable Harm. The Parties acknowledge that irreparable damage would occur in the event that any of the Parties fail to perform any of the terms of this Agreement or fail to comply with this Agreement. The Parties acknowledge that the remedies at law would be inadequate in the event that any party breaches this Agreement or violates any of the covenants set forth in this Agreement. In the event that any Party breaches this Agreement, the Parties stipulate to the issuance of an injunction prohibiting and enjoining them from engaging in any and all acts prohibited by this Agreement, including but not limited to, using Plaintiffs' proprietary and confidential information, soliciting Plaintiffs' customers and/or soliciting Plaintiffs' employees and/or other employees as set forth herein. Upon any Party's breach of this Agreement or violation of any of the terms and/or covenants set forth in this Agreement, the offended party may make an Ex Parte Application on twenty-four (24) hours written notice faxed to the offending party's attorney with the Court for an injunction in accordance with this stipulation, prohibiting and enjoining the party from engaging in any and all conduct prohibited and/or restricted by this Agreement. The Parties shall execute, concurrently with this Agreement, the Stipulation for Issuance of an Injunction attached hereto as Exhibit R, which may be filed by the offended party in the event of a breach of this Agreement.

        19. Non-Solicitation. The Defendants agree that for a period of three years following the effective date of this Agreement, they will not knowingly, after having made a reasonable inquiry, solicit Plaintiffs' business; Plaintiffs' existing customers; Plaintiffs' past, current or future employees; AGER's existing customers; and/or AGER's past or current employees. Defendants agree not to knowingly, after having made a reasonable inquiry, engage in business with, contact, utilize the services of, and/or employ any past, current or future employees of the following companies or their subsidiaries, parents and/or affiliated companies:

A. BHARAT PLANET

B. WEBMERGE

C. PENTAFOUR

D. IRIDIUM

E. WENDOVER

F. T.M.I.

        20. Binding Agreement. Any and all restrictions and/or obligations conferred on the Parties by this Agreement shall be binding on and applicable to each Party's descendants, dependents, heirs, executors, administrators, assigns, agents, shareholders, employees, representatives, successors, parent companies, affiliated companies, directors, officers, underwriters, insurers, reinsurers, or any person/entity acting on behalf of a Party.

        21. Enforcement of Agreement. The Parties agree that, pursuant to California Code of Civil Procedure section 664.6, the Court shall retain jurisdiction over the parties to enforce the settlement until performance in full of the terms of the settlement (which is anticipated to be three years from the effective date of this Agreement). Upon full execution of this Agreement, Plaintiffs shall immediately provide notice of the settlement to the Court pursuant to California Rules of Court Rule 225. Upon full performance of the terms of the settlement (which is anticipated to be three years from the effective date of this Agreement) Plaintiffs shall file a Request for Dismissal of the entire action with prejudice.

        22. Mutual Release of Any and All Claims Between the Parties. Except for the rights and obligations of the Parties arising from this Agreement, the Parties hereby, for themselves, permitted successors and assigns, discharge and release one another, their past and present employees, agents, executors, administrators, trustees, heirs, spouses, attorneys, partners, insurers, representatives, assigns, predecessors, successors and related entities and/or subsidiaries, including, release each other from any and all claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature at law or in equity, liquidated, or unliquidated, known or unknown, matured or unmatured, foreseeable or unforeseeable, which they had or have arising out of any circumstance, thing, or event alleged, or arising out of the dispute.

        23. Waiver of Civil Code Section 1542. The Parties agree to waive the provisions of Section 1524 and agree that the Parties' releases set forth hereinabove extend to all claims of every kind, nature and description whatsoever, known or unknown, suspected or unsuspected this release covers all claims which the Parties know, as well as those claims that the Parties do not know or suspect to exist in their favor at the time of executing this release. Section 1542 states as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

        24. Entire Agreement. This Agreement, those referred to herein, and those executed simultaneously herewith, contain the sole, complete and entire agreements and understandings of the Parties concerning the matters contained herein and may not be altered, modified, or changed in any manner except by a writing duly executed by the Parties. No Party is relying on any representations other than those expressly set forth in such agreements. No conditions precedent to the effectiveness of this Agreement exists, other than as expressly provided for herein. All prior discussions and negotiations have been and are merged, integrated into and superseded by this Agreement.

        25. No Liability. The Parties execute this Agreement for the sole purpose of settling the matters involved in the dispute, and it is expressly understood and agreed, as a condition hereof, that this Agreement should not constitute nor be construed to be an admission of the truth or correctness of any claim asserted.

        26. Representation of Authority. Each individual executing this Agreement on behalf of any Party expressly represents and warrants that he/she has authority to execute and thereby bind the Party on behalf of which he/she executes this Agreement to the terms of this Agreement and agrees to indemnify and hold harmless each other Party from any claim that such authority did not exist

        27. Headings. The headings included in this Agreement are for convenience only and do not limit, alter, or affect the matters contained in this Agreement.

        28. Waiver. The delay or failure of a Party to exercise any right, power or privilege hereunder, or failure to strictly enforce any breach or default shall not constitute a waiver with respect thereto; and no waiver of any such right, power, privilege, breach or default on any one occasion shall constitute a waiver thereof on subsequent occasion unless clear and express notice thereof in writing is provided.

        29. Attorneys' Fees Upon Breach. If any action at law or in equity, or any motion, is brought to enforce this Agreement, including, the prevailing Party shall be entitled to all of its costs in bringing and prosecuting said action or motion, including reasonable attorneys' fees.

        30. Advice of Counsel. The Parties represent that prior to the execution of this Agreement they had the opportunity to seek the benefit of independent legal counsel of their own selection regarding the substance of this Agreement. Any rule of contract interpretation to the effect that ambiguities or uncertainties are to be interpreted against the drafting party, or the party that caused it to exist, shall not be employed in the interpretation of this Agreement or any document executed in connection with the Agreement.

        31. Costs. The Parties to this Agreement agree to bear their own costs and attorneys' fees in connection with the dispute.

        32. Warranties. The Parties, and each of them, represent and warrant to the other Parties that (i) they, and each of them, have the sole right and exclusive authority to execute this Agreement; and (ii) they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation, damage or liability covered in this Agreement or any asset being transferred pursuant to this Agreement.

        33. Applicable Law and Forum Selection. This Agreement shall be construed according to the laws of the State of California in effect as of the date of execution. The Parties acknowledge and agree that should any action be brought by either party in connection with this Agreement or the relationship between the Parties, such action must be brought in the County of Orange, State of California.

        34. Counterparts. This Agreement may be executed in one or more counterparts, all of which together constitute one single document.

        35. Facsimile Signatures. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original wet-inked document.

        36. Date of Execution. The Parties execute this Agreement on the date set forth below effective as of the date first above set forth.

SO AGREED:

Dated:	PLAINTIFFS

WILLIAM NOONAN

By:________________________________
William Noonan

VINCENT MICHAEL KEYES III

By:________________________________
V. Michael Keyes III

THOMAS KETCHUM

By:________________________________
Thomas Ketchum

CRM SALESWARE, INC.,
a California corporation

By:________________________________
William Noonan, President

NBD MARKETING, INC.,
a California corporation

By:________________________________
Thomas Ketchum, President

PROSPECTWORKS, INC.,
a California corporation

By:________________________________
Thomas Ketchum, President

SALESWARE, INC.
a Nevada corporation

By:________________________________
William Noonan, President

DEFENDANTS

SALESTACTIX, INC., a Delaware corporation, formerly known as AGE RESEARCH, INC.

By:________________________________
Scott Absher, President

By:________________________________
George Lefevre, Treasurer

GEORGE LEFEVRE

By:________________________________
George Lefevre

SCOTT ABSHER

By:________________________________
Scott Absher

XSELLSYS, INC., a California corporation

By:________________________________
Scott Absher, President

NEOTATCIX, INC., a California corporation

By:________________________________
Scott Absher, President